Exhibit 3.2

File Number:
LP0000443
Date Filed: 08/24/2010
Robin Carnahan
Secretary of State

SECOND AMENDMENT OF SEVENTEENTH RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending a Restated Certificate of Limited Partnership under the Missouri Uniform Limited Partnership law, states the following.

(1)	The name of the partnership is The Jones Financial Companies, L.L.L.P., and the partnership’s charter number is LP0000443.

(2)	The date the limited partnership was filed in Missouri is June 5, 1987.

(3)	The partnership registered as a Limited Liability Partnership with the Missouri Secretary of State on November 1, 1996.

(4)	The partnership registered as a Registered Limited Liability Limited Partnership on July 15, 2002.

(5)	The Seventeenth Restated Certificate of Limited Partnership is hereby amended to reflect the partner withdrawals and admissions attached hereto on Exhibit A effective July 1, 2010.

Upon the admissions and withdrawals of said partners, the number of general partners is 343.

In affirmation thereof, the facts stated above are true.

Dated: 8-16-10

General Partner:

By	/s/ James D. Weddle
James D. Weddle,
Managing Partner/Authorized Person/
Attorney-in-Fact

State of Missouri

Amend/Restate - LLC/LP/LLP/LLLP 2 Page(s)

T1023716540

Exhibit A

New / Withdrawing General Partners August 2010
Emplid	Partner Name	New / Withdrawing	Date in as GP	Date Out as GP	Home Address	Mailing Address
0007790	Ficken, Ann Marie	Withdrawing	1/1/1998	8/1/2010	42 Wolverton Ct, St. Charles MO, 63301
0007697	Bradley, Dale	Withdrawing	1/1/2004	8/1/2010	4715 West Pebble Beach Dr. Wadsworth, IL 60083

	Total # General Partners - August 2010		343

State of Missouri

Robin Carnahan

Secretary of State

AMENDED CERTIFICATE

OF

LIMITED PARTNERSHIP

WHEREAS,

THE JONES FINANCIAL COMPANIES, L.L.L.P.

LP0000443

filed its Amended Certificate of Limited Partnership with this office and WHEREAS that filing was found to conform to the Missouri Uniform Limited Partnership Act;

NOW, THEREFORE, I, ROBIN CARNAHAN, Secretary of State of the State of Missouri, by virtue of the authority vested in me by law do hereby certify and declare that the above entity’s registration of limited partnership is amended.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 24th day of August, 2010.

Secretary of State